UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2019

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001‑35182	26‑0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437‑6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b‑2 of the Securities Exchange Act of 1934.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b‑2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2019, Ampio Pharmaceuticals, Inc. (the “Company”) announced that Daniel Stokely will join the Company as Chief Financial Officer and Corporate Secretary, effective July 31, 2019.

Mr. Stokely, age 56, will join the Company after having served since 2012 as the Chief Financial Officer of Sentynl Therapeutics, Inc., a privately-held specialty pharmaceutical company focused on in-licensing, acquisition, marketing and distribution of development stage and commercially marketed prescription products.  Prior to joining Sentynl Therapeutics, Mr. Stokely was Vice President of Finance & Chief Accounting Officer of Victory Pharma, Inc., a privately held specialty pharmaceutical company focused on in-licensing, internal development, marketing and distribution of pain specialty products from 2004 to 2012 and served as Corporate Controller and Chief Accounting Officer for Wireless Facilities Inc. (currently Kratos Defense & Security Solutions), a publicly traded, global provider of communications and security services for the wireless communications industry, from 2001 to 2004.  He served as Corporate Controller of Dura Pharmaceuticals, a publicly traded specialty pharmaceutical company that developed and commercialized branded pharmaceutical products to treat respiratory conditions and infectious diseases, from 1994 to 2001.

In connection with his service as the Company’s Chief Financial Officer, Mr. Stokely will receive an annual base salary of $285,000 pursuant to an Employment Agreement, dated July 9, 2019, between the Company and Mr. Stokely (the “Employment Agreement”).  In addition, Mr. Stokely will receive a one-time initial equity award of 430,000 stock options and an exercise price per share equal to the closing price of the stock on Mr. Stokely’s start date of July 31, 2019 (215,000 which shall vest on his first day of employment and 215,000 of which shall vest on the one year anniversary of his first day of employment). Subject to approval of the Company’s Compensation Committee, Mr. Stokely will be eligible to participate in compensation programs established by the Company as set forth from time to time for senior executive officers, with a target annual equity award opportunity no less favorable than is available to other similarly-situated senior executives of the Company generally.  He will also be eligible for an annual discretionary bonus of up to 50% of annual base salary based on the achievement of certain performance goals established by the Company. Mr. Stokely may also receive reimbursement from the Company for certain commuting and housing expenses up to a maximum of $6,000 per month for up to six months, as well as for other reasonable moving expenses in connection with his relocation and up to an additional $15,000 to compensate for taxes paid on relocation expenses.

There are no arrangements or understandings between Mr. Stokely and any other person pursuant to which he was selected to serve as the Company’s Chief Financial Officer and Corporate Secretary, nor are there any family relationships between Mr. Stokely and any of the Company’s directors or executive officers. Mr. Stokely has no material interests in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and incorporated herein.  A copy of the press release announcing Mr. Stokely’s appointment is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated July 9, 2019, between the Company and Daniel Stokely

99.1	Ampio Pharmaceuticals, Inc., press release, dated July 10, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

Dated: July 10, 2019